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                                                                 EXHIBIT 10.07

                           WABASH NATIONAL CORPORATION
                               STOCK OPTION PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT


     Wabash National Corporation, a Delaware corporation (the "Company"), hereby grants an option to purchase shares of its common stock, (the "Stock") to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company's Amended 1992 Stock Option Plan (the "Plan").

Grant Date: June 14, 2002

Vesting Start Date: June 14, 2002

Name of Optionee: Mark R. Holden

Optionee's Social Security Number:

Number of Shares Covered by Option: 125,000

Option Price per Share: $7.79

     BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ATTACHED. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY REVIEWED THE PLAN, AND AGREE THAT THE PLAN WILL CONTROL IN THE EVENT ANY PROVISION OF THIS AGREEMENT SHOULD APPEAR TO BE INCONSISTENT.


Optionee:  /s/ Mark R. Holden
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           (Signature)

Company:  /s/ William P. Greubel
          -------------------------------------------------
           (Signature)

     Title: President CEO
           ------------------------------------------------

Attachment

This is not a stock certificate or a negotiable instrument.


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                           WABASH NATIONAL CORPORATION
                         AMENDED 1992 STOCK OPTION PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT

NONQUALIFIED STOCK           This option is not intended to be an incentive
OPTION                       stock option under Section 422 of the Internal
                             Revenue Code and will be interpreted accordingly.

DEFINED TERMS                For purposes of this Agreement, the following
                             definitions shall apply:

                             "Cause" means cause as defined in Section 4.2 of your employment agreement between you and the Company dated June 14, 2002 (the "Employment Agreement").

                             "Disability" means a disability as defined in
                             Section 4.4 of your Employment Agreement.

                             "Good Reason" means good reason as defined in
                             Section 4.3 of your Employment Agreement.

                             "Service" means service with the Company as an employee, director or consultant, or independent contractor.

                             "Involuntary Termination" means a termination of your employment by the Company without Cause, by you for Good Reason or by you because of your Disability.

VESTING This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

                             Your right to purchase shares of Stock under this option vests as to:

                             -- two-third (2/3) of the total number of shares covered by this option, as shown on the cover sheet (the "Option Shares"), on the second anniversary of the Vesting Start Date ("Anniversary Date"), provided you


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                             then continue in Service.

                             -- one-third (1/3) of the Option Shares on the third Anniversary Date, provided you then continue in Service.

                             Notwithstanding the vesting schedule set forth in the preceding two subparagraphs, 100% of the Option Shares shall become vested upon your Involuntary Termination.

TERM Notwithstanding any other provision of this Agreement to the contrary, your option will expire no later than the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.

VOLUNTARY                    If your Service terminates for any reason other
TERMINATION                  than for Cause, because of an Involuntary
                             Termination or because of your death, then your option will expire at the close of business at Company headquarters on the day of your termination.

TERMINATION FOR              If your Service is terminated for Cause, then you
CAUSE                        shall immediately forfeit all rights to your option
                             and the option shall immediately expire.

DEATH If you terminate your Service due to your death, then your option shall become 100% vested and will expire at the close of business at Company headquarters two (2) years after your termination of Service and your estate or heirs may exercise the option. Notwithstanding the foregoing, in no event will your option expire later than the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet.

INVOLUNTARY                  If your Service terminates because of your
TERMINATION                  Involuntary Termination, then your option shall
                             expire at the close of business at Company headquarters on the date two (2) years after the date of your termination of Service.
                             Notwithstanding the foregoing, in no event will your option expire later than the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet.


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LEAVES OF ABSENCE            For purposes of this option, your Service does not
                             terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates when the approved leave ends unless you immediately return to active employee work. The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

NOTICE OF EXERCISE           When you wish to exercise this option, you must
                             notify the Company by filing the proper "Notice of Exercise" form at the address given on the form.
                             Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse's names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                             If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT              When you submit your notice of exercise, you must
                             include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                             - Cash, your personal check, a cashier's check, a money order or another cash equivalent acceptable to the Company.

                             - Shares of Stock which have already been owned by you for more than six months and which are surrendered to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

                             - By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell


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                             Stock and to deliver all or part of the sale
                             proceeds to the Company in payment of the aggregate option price and any withholding taxes.

WITHHOLDING TAXES            You will not be allowed to exercise this option
                             unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Subsidiary.

TRANSFER OF OPTION           During your lifetime, only you (or, in the event of
                             your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option.
                             For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

                             Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.

RETENTION RIGHTS             Neither your option nor this Agreement give you the
                             right to be retained by the Company (or any Subsidiaries) in any capacity.

SHAREHOLDER RIGHTS           You, or your estate or heirs, have no rights as a
                             shareholder of the Company until a certificate for your option's shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as


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                             described in the Plan.

ADJUSTMENTS                  In the event of a stock split, a stock dividend or
                             a similar change in the Stock, the number of shares covered by this option and the option price per share shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

APPLICABLE LAW               This Agreement will be interpreted and enforced
                             under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

THE PLAN The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

                             This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.




     BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.


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